ADDENDUM
As of July 27, 2015
to
SERVICE AGREEMENT

As of October 22, 2014
Between
Medical Research Infrastructure Development and Health Services Fund by the Chaim Sheba Medical Center
(hereinafter: "the Fund")
And
One World Cannabis Ltd.
(hereinafter: "Client")

Whereas The Parties signed a Service Agreement dated October 22, 2014 ("the Agreement"); and

Whereas The Parties wish to amend the second paragraph of the preamble of the Agreement;

The Parties hereby agree as follows:

1. The preamble to this Addendum constitutes an integral part of the Agreement. Capitalized terms herein shall have the meanings attributed to each such term in the Agreement or any relevant schedule attached to the Agreement.

2. The second paragraph of the preamble to the Agreement shall be replaced with the following wording: "and One World Cannabis Ltd., a private company incorporated under the laws of the state of Israel, having its registered office at 22 Shacham Street (Beit Dvir), Petach Tikva, Israel 4918103, PO Box 8324".

3. The remaining provisions of the Agreement which were not altered in this Addendum shall remain in full force and effect.

4. The Agreement, this Addendum and any Schedules and Exhibits thereto and hereto constitute the entire understanding between the Parties concerning the subject matter hereof and supersedes any prior agreements or understanding whether written or oral. The combined Agreement including this Addendum and any Schedules and Exhibits thereto and hereto shall not be amended except in a writing signed by the Parties hereto.

IN WITNESS WHEREOF, the Parties hereto have executed this Addendum on the date first set forth above.

Sheba Academic Medical Center                                                         One World Cannabis Ltd.
Medical Research Infrastructure                                                          /s/: Ziv Turner
Development and Health Services Fund                                              Ziv Turner, CEO
/s/: Professor Shlomo Noy
Professor Shlomo Noy, M.D. Ph.D